Exhibit 10.2

                                  Gulfstream(R)
                     OUTFITTED GULFSTREAM V SALES AGREEMENT
                                   CONDITIONS





Subject to the Terms of Gulfstream V Sales Agreement contained in Addendum I, which is incorporated herein and made a part hereof by reference, the BUYER and GULFSTREAM AEROSPACE CORPORATION ("GULFSTREAM") agree as follows:

ARTICLE 1         DEFINITIONS

The following definitions shall apply to the following terms used in the Terms and Conditions of the Gulfstream V Sales Agreement:

"Agreement" shall mean the Terms of the Gulfstream V Sales Agreement and the Conditions of the Gulfstream V Sales Agreement.

"Aircraft" shall mean the Gulfstream V aircraft, more fully described in Addendum I.

"Aircraft Service Changes" are GULFSTREAM published documents under the same name which provide detailed instructions for modifications to the Aircraft.

"Authorized Warranty Repair Facility" shall mean an independently owned aircraft repair facility which has entered into a Gulfstream Authorized Warranty Repair Agreement with GULFSTREAM to provide certain warranty services at specific terms and conditions. The identity and location of the current Gulfstream Authorized Warranty Repair Facilities are available upon request from GULFSTREAM. GULFSTREAM reserves the right to add and delete facilities from its Gulfstream Authorized Warranty Repair Facility list at its sole discretion.

"Certificate of Airworthiness" shall mean the FAA document confirming the Aircraft has been inspected and found to conform to the Type Certificate, is safe for operation, and has been shown to meet the requirements of the applicable comprehensive and detailed airworthiness code as provided by Annex 8 to the Convention on International Civil Aviation.

"Components" shall mean components, systems, accessories, equipment, or parts of the Aircraft not otherwise included in the definition of Primary and Secondary Structure.

"Delivery Time" is the date the BUYER and GULFSTREAM execute the Memorandum of Delivery pursuant to the terms of Article 2.

"Discrepancy" shall mean a condition in the Aircraft which does not conform to the Product Specification or warranted condition of the Aircraft.

"FAA" shall mean the United States of America. Department of Transportation, Federal Aviation Administration.

"Operational Delivery" shall mean the first flight of the Aircraft following the Aircraft's Outfitting.

"Outfitting" or "Outfitted" shall refer to the initial addition of interior furnishings and equipment and external paint to the Aircraft.

"Preliminary Acceptance Time" is the date the BUYER executes the Memorandum of Preliminary Acceptance pursuant to the terms of Article 2.

"Primary and Secondary Structure" shall mean the aluminum, steel, and/or graphite or fiberglass composite materials, including the fasteners attached thereto, which form the fuselage, wings, vertical and horizontal stabilizers, flight control surfaces, fairings, doors, and engine mounts including attachment and support structures found within these areas.

"Service Bulletins" shall mean GULFSTREAM published documents under the same name which give general advice to operators of the Aircraft.

ARTICLE 2          DELIVERY

Section 2.1                Preliminary Delivery and Acceptance

A. GULFSTREAM shall tender the Green Aircraft to BUYER for Preliminary Acceptance at GULFSTREAM's plant in Savannah, Georgia on or about the Scheduled Preliminary Acceptance Date. GULFSTREAM shall give BUYER not less than five (5) days advance written notice of the actual tender date at which time the Aircraft shall have a valid Certificate of Airworthiness and be available for immediate flight testing. Within fifteen (15) days of receipt of GULFSTREAM's notice, BUYER, at its sole discretion, shall elect either to inspect the Green Aircraft per the procedures set forth below or accept the Aircraft for purposes of identifying it as the Aircraft to be Outfitted under this Agreement without inspection at this time by executing a Memorandum of Preliminary Acceptance, reserving all BUYER's rights to further inspections.

B. If BUYER elects to inspect the Aircraft under Section 2.1A, the Green Aircraft shall be made available for inspection and initial flight test of not more than two (2) hours duration participated in by not more than two (2) of the BUYER's representatives to confirm that the Green Aircraft meets its requirements as identified in this Agreement and is acceptable to BUYER for further Outfitting. Following the completion of this initial flight test and correction of Discrepancies, if any, BUYER shall execute a Memorandum of Preliminary Acceptance which may list deferred Discrepancies, but otherwise reserves BUYER's rights to require that the identified Aircraft meet the terms of this Agreement at the Delivery Time.

C. The BUYER, at its sole election, may require GULFSTREAM to deliver to BUYER an FAA Bill of Sale or a Warranty Bill of Sale at the Preliminary Acceptance Time if all current payment obligations under Addendum I have been met.

Section 2.2                Final Delivery and Acceptance

A. Following the completion of the Outfitting, GULFSTREAM shall tender the Aircraft to BUYER for final inspection and flight testing at the Completion
Facility and delivery at the Completion Facility on or about the Scheduled Delivery Date. GULFSTREAM shall give BUYER not less than five (5) days advance written notice of the actual tender date at which time the Aircraft will have been reissued a Certificate of Airworthiness and be in the condition warranted by GULFSTREAM under Article 6 hereof. Within fifteen (15) days of receipt of GULFSTREAM's notice, BUYER shall commence inspection of the Aircraft and flight testing of the Aircraft of not more than two (2) hours duration by not more than two (2) of BUYER's representatives to confirm that the Aircraft meets the terms of this Agreement. Any Discrepancies discovered during this flight test or inspection shall be promptly corrected by GULFSTREAM at no cost to BUYER. Following the correction of a Discrepancy, the Aircraft shall be reinspected or flight tested as appropriate.

B. Upon the completion of the inspection and flight tests reasonably required by BUYER to confirm that the Aircraft meets the terms and conditions of this Agreement and is free of Discrepancies, the BUYER shall execute a Memorandum of Delivery. Upon BUYER's execution of the Memorandum of Delivery, BUYER shall remit the balance of the Total Purchase Price as determined under Addendum I, and GULFSTREAM shall deliver possession of the Aircraft to BUYER together with the Bills of Sale required under this Agreement to the extent not previously delivered.

Section 2.3 Upon  delivery by GULFSTREAM to BUYER of a Bill of Sale under either
Section 2.1 or 2.2, all risks of loss or damage to the Aircraft shall be borne by BUYER, and further, title to the Aircraft shall pass from GULFSTREAM to BUYER. Upon BUYER's execution of the Memorandum of Delivery and final payment under Addendum I, title to all Outfitting shall pass to BUYER free and clear of any security interest or other lien or encumbrance liens. GULFSTREAM warrants that the transfer of title in the Aircraft to BUYER under this Section shall vest full title in BUYER free and clear of any security interest or other lien or encumbrance against the Aircraft.

Section 2.4 If BUYER does not meet its obligations to execute a Memorandum of Preliminary Acceptance, inspect or flight test the Aircraft, or execute a Memorandum of Delivery, then (1) any unpaid balance of the Total Purchase Price as determined under Addendum I shall become due and payable, (2) all risk of loss or damage to the Aircraft shall thereafter be borne by BUYER, and (3) GULFSTREAM shall provide the Aircraft with suitable outside storage and routine maintenance at the expense of BUYER. Further, upon ten (10) days prior written notice to BUYER, GULFSTREAM may terminate this Agreement no sooner than twenty-five (25) days after the unpaid balance of the Total Purchase Price has become due, and payable under this Section 2.4 and pursue its remedies under
Section 9.2.

Section 2.5 All fuel costs and pilot expenses associated with flight tests conducted under this Article 2 shall be at the expense of GULFSTREAM. All fuel costs and pilot expenses associated with ferry flights conducted after the Preliminary Acceptance Time shall be at the expense of BUYER.

Section 2.6 If after the Delivery Time, the Aircraft remains in or is returned to GULFSTREAM's care, custody, or control for any purpose, BUYER shall retain risk of loss and hereby agrees to waive on behalf of itself and its insurance carrier(s) any aircraft hull or property claim, by way of subrogation or otherwise, against GULFSTREAM for damages to or loss of the Aircraft while in flight arising out of or by reason of such care, custody, or control, including claims that such damages or loss are the result of GULFSTREAM's own negligence. Nothing in this Section 2.6 shall be deemed to release GULFSTREAM of its obligations for third parties claims for personal injuries or deaths alleged to be caused by GULFSTREAM's negligence.


ARTICLE 3         TAXES AND PAYMENT OBLIGATIONS

Section 3.1 Time is of the essence in the payment of all obligations under this Agreement. All payments not received when due shall bear interest at two (2) percentage points above the prime rate charged by The Chase Manhattan Bank, New York, New York or its successor on the date due, provided such interest rate shall not exceed the maximum rate permitted by law

Section 3.2
A. The Total Purchase Price does not include any sales, use, personal property, excise or other similar taxes or assessments which may be imposed by any governmental authority upon this sales transaction, the Aircraft itself, or the use thereof by BUYER. BUYER agrees to pay any and all such taxes or assessments which GULFSTREAM will be obligated to collect. At its sole expense, BUYER may defend against the imposition of any such taxes which it is or may be held obligated by law to pay. GULFSTREAM shall notify BUYER of any such tax that any governmental authority is seeking to collect from GULFSTREAM and BUYER may assume the defense thereof at its sole expense. If BUYER does not defend, GULFSTREAM may pay the asserted tax and BUYER shall thereupon be obligated to reimburse GULFSTREAM for said tax and all reasonable expenses related thereto. With respect to sales and use tax, BUYER agrees to either provide GULFSTREAM with a sales and use tax certificate of exemption in the form attached hereto as Appendix A at the Delivery Time or if no sales and use tax certificate of exemption is provided to GULFSTREAM to pay GULFSTREAM the appropriate sales and use taxes or assessments prior to the Delivery Time.

B. The Total Purchase Price includes all sales, excise, or similar taxes assessed on the sale of materials or equipment to GULFSTREAM for incorporation into the Aircraft and any personal property taxes assessed against the Aircraft or any part thereof prior to the Delivery Time, and the BUYER is not responsible for any additional payment in respect thereto. GULFSTREAM shall also pay any taxes imposed by the United States government, or any political subdivision thereof, on the income resulting from the sale of the Aircraft.

ARTICLE 4         TECHNICAL DATA

Section 4.1 At the Delivery Time, GULFSTREAM shall deliver to BUYER one (1) copy (together with all amendments to date, where applicable) of each of the following:

A.       FAA Bill of Sale,

B.       Warranty Bill of Sale in the form attached hereto as Appendix B,

C.       Flight Manual approved by the FAA (including a Cruise Control Manual),

D.       Maintenance Manual (including Chapter 5 "Time Limits/
         Maintenance Checks"),

E.       Wiring Diagrams,

F.       Parts Catalog,

G. Service Bulletins and Aircraft Service Changes currently applicable to the Aircraft,

H.       Airframe, Engines and Auxiliary Power Unit Logbook,

I.       FAA Certificate of Airworthiness,

J.       Weight and Balance Manual,

K.       Structural Repair Manual,

L.       Operating Manual,

M.       Quick Reference Handbook.

Section 4.2 Commencing on the date of execution of this Agreement, GULFSTREAM will deliver to BUYER, from time to time, printed copies of Service Bulletins and Aircraft Service Changes applicable to the Aircraft. GULFSTREAM, from and after the Delivery Time, will also furnish to BUYER, at no additional charge, any amendments to the manuals and catalog described in Section 4.1 applicable to the Aircraft for a period of ten (10) years after the Delivery Time.

Section 4.3 It is understood that all of the publications, data, drawings, or other information described in this Article 4 or in the Product Specification are proprietary to GULFSTREAM and that all intellectual property rights belong to GULFSTREAM, shall be kept confidential by BUYER, and shall not be disclosed, used, or transmitted to others except for the purpose of permitting BUYER or any subsequent owner to maintain, operate or repair the Aircraft, or make any permitted installation or alteration thereto.

ARTICLE 5         SPARE PARTS

Section 5.1 GULFSTREAM shall maintain a reasonable stock of suitable and interchangeable spare parts for the Aircraft for routine repairs and replacements for a period of twenty (20) years after the date GULFSTREAM delivers its last production model of the Gulfstream V Aircraft.

ARTICLE 6         WARRANTY

Section 6.1                General
A. Subject to the limitations and conditions hereinafter set forth, GULFSTREAM warrants that the Primary and Secondary Structure and the Components of the Aircraft supplied hereunder shall

(1)      at the Delivery Time be free from:

         (a)      defects in material or workmanship,

         (b) defects arising from the selection of material or process of manufacture,

         (c) defects inherent in the design thereof in view of the state of the art at the time of design thereof,

(2)      at the Delivery Time and throughout the periods identified in Section
         6.2  be free from:

         (a) defects arising from the failure to conform to the Product Specification as it may be changed pursuant to this Agreement, except failure to conform to such portions of the Product Specification stated to be estimates, approximations, design objectives or design criteria, or described as not guarantees, and

         (b) defects arising from the failure to conform to the FAA Type Certificate, as the Type Certificate existed at the Delivery Time; and

(3) at the Delivery Time and throughout the periods identified in the BMW Rolls-Royce GmbH warranty provided under Section 6.7 be free from:

         (a) defects in workmanship furnished by GULFSTREAM in the process of installation of the engines and nacelles, and

         (b) defects inherent in the design of the installation of the engines and nacelles in view of the state of the art at the time of the design thereof.

B. Subject to the limitations and conditions hereinafter set forth, GULFSTREAM warrants that the Outfitting of the Aircraft supplied hereunder shall, at the Delivery Time, be free from:


         (1) defects arising from the failure to conform to the Completion Specification,

         (2) defects in materials or workmanship of Primary or Secondary Structure or Components manufactured by GULFSTREAM,

         (3) defects in workmanship furnished by GULFSTREAM in the process of installation of Components, and

         (4) defects inherent in the design of the installation of Components, in view of the state of the art at the time of the design thereof.

Section 6.2                Duration
A. The extent of GULFSTREAM's liability under Section 6.1A Warranty as to defects in the Primary and Secondary Structure is limited to the repair under
Section 6.3 of all such defects in the Aircraft which are discovered within a period from the Delivery Time of twenty (20) years or twenty thousand (20,000) hours of flight operation of the Aircraft, whichever is shorter.

B. The extent of GULFSTREAM's liability under Section 6.1A Warranty as to defects in all Components other than the Components listed in Section 6.7 is limited to the repair under Section 6.3 of all such defects which become apparent in the Aircraft through seventy-two (72) months from the Aircraft initial Certificate of Airworthiness.

C. Notwithstanding the foregoing Section 6.2A and B, the extent of GULFSTREAM's liability under Section 6.1B Warranty for the Outfitting is limited to correction at its expense of all such defects which become apparent in the Aircraft within a period from the Delivery Time of twelve (12) months.

Section 6.3                Repairs
A. GULFSTREAM's obligation for a breach of a warranty provided under Section 6.1 during the periods described in Section 6.2 shall be to repair, replace, or correct, at GULFSTREAM's sole election, the defective part or condition with reasonable care and dispatch. All parts and labor required to support the disassembly and/or removal of the defective Primary or Secondary Structure or Component and installation and reassembly of the corrected Primary or Secondary Structure or Component shall be at GULFSTREAM's expense, provided such work is performed at GULFSTREAM's facilities or an Authorized Warranty Repair Facility.

B. The cost of a temporary or interim repair, replacement, or correction of a defect covered under this Article 6 Warranty and authorized by GULFSTREAM by facsimile, telex, or otherwise in writing shall be at GULFSTREAM's expense.

C. GULFSTREAM's obligation under this Section 6.3 shall include correction or repair for defects to the Primary and Secondary Structure or Components documented by Service Bulletins or Aircraft Service Changes to the extent such defects would otherwise be covered under this Article 6 Warranty.

D. All transportation costs, including the costs associated with ferrying the Aircraft to and from GULFSTREAM's facilities or an Authorized Warranty Repair Facility or the shipment of defective or repaired, replaced, or corrected parts or Components under this Article 6 Warranty, shall be at BUYER's expense.

Section 6.4                Exclusions
GULFSTREAM's obligations under Section 6.3 above exclude the following:

A. Routine inspections other than those specifically required by GULFSTREAM or a governmental authority to inspect for known design or manufacturing defects;

B.   Routine  maintenance as specified in the Aircraft's  Maintenance Manuals or
     GULFSTREAM's   Computerized   Maintenance   Program,   including  scheduled
     replacement of life limited components;

C.   Repair or replacement due to normal wear and tear;

D.   Repair or replacement of consumable parts and materials;

E.   Repair  or  replacement  of  defective   Components   covered  by  the  BMW
     Rolls-Royce GmbH warranty identified in Section 6.7; or

F. After expiration of the twelve (12) month warranty in Section 6.2C above repair or replacement of defective Components incorporated into the Aircraft as part of the Outfitting that were not manufactured by GULFSTREAM.

Section 6.5                Exclusion for Misuse
The-warranties set forth in this Section 6.1 shall not apply to any defect in the Aircraft or parts thereof (1) which is the proximate result of an accident, misuse, neglect, improper installation, improper repair, or improper modification by persons other than GULFSTREAM, its agents or employees, or an Authorized Warranty Repair Facility: (2) if the Aircraft parts were not obtained by BUYER from GULFSTREAM, its agents or employees, or an Authorized Warranty Repair Facility or a source authorized by GULFSTREAM; or (3) if the Aircraft or parts thereof have not been operated or maintained in accordance with GULFSTREAM's approved operating and maintenance manuals, instructions, or bulletins issued in respect of the Aircraft.

Section 6.6                BUYER's Obligations
To be entitled to the benefits of the warranty set forth in this Article 6,

A. BUYER shall report all failures or defects in writing, by telegram, or by facsimile to GULFSTREAM prior to the alleged defect being corrected and within sixty (60) days following such failure or defect becoming apparent, and

B. BUYER shall maintain complete records of operations and maintenance of the Aircraft and engines and make those records available to GULFSTREAM for GULFSTREAM's inspection. Failure to maintain such records shall relieve GULFSTREAM of its warranty obligation hereunder.

Section 6.7                BMW Rolls-Royce GmbH Warranty
Except to the extent identified in Section 6.1A(31. GULFSTREAM's liability under Section 6,1 and obligations under Sections 6.2 and 6.3 do not apply to the BMW Rolls-Royce BR 710 Engines, nacelles, and spare parts. However, GULFSTREAM represents that the separate warranty from BMW Rolls-Royce GmbH is attached hereto and will be extended by BMW Rolls-Royce GmbH for these items to BUYER.

Section 6.8                Disclaimer and Release of Other Obligations
A. THE WARRANTIES SET FORTH IN THIS ARTICLE 6 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES (EXCEPT FOR THE WARRANTY OF TITLE) AND REPRESENTATIONS EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS (INCLUDING FITNESS FOR A PARTICULAR PURPOSE). These warranties are also in lieu of all other obligations and warranties (including without limitation, the implied warranties of merchantability and fitness for a particular purpose) related to any modifications, repairs, replacement parts, or service change kits which may hereafter be furnished by GULFSTREAM to BUYER for use on the Aircraft either pursuant to this Article 6 or otherwise.

B Except for the obligations expressly undertaken by GULFSTREAM herein, BUYER hereby waives and releases all rights, claims, and remedies with respect to any and all warranties express, implied or statutory (including without limitation, the implied warranties of merchantability and fitness), duties, obligations, and liabilities in tort or contract arising by law or otherwise including (1) liability for GULFSTREAM's own negligence, (2) strict liability or product liability, and (3) any obligations of GULFSTREAM with respect to incidental or consequential damages, damages for loss of use, or change in market value of the Aircraft.

C. If an alleged defect which would be covered by this Article 6 Warranty causes the destruction of the Aircraft beyond economical repair, then and only then, BUYER hereby waives and releases for itself and its insurers all rights, claims, and remedies with respect to any claims for the recovery of the value of the Aircraft or for loss of use of the Aircraft with respect to any and all warranties expressed (including those provided in this Article 6), implied or statutory (including without limitation, the implied warranties of merchantability and fitness), duties, obligations, and liabilities in tort or contract arising by law or otherwise including (1) liability for GULFSTREAM's own negligence or (2) strict liability or product liability. This Section 6.8C shall not be interpreted to affect in any way GULFSTREAM's obligations, if any, for third party claims for property damage, personal injury, or wrongful death.

Section 6.9                150 Hour Inspection
GULFSTREAM shall perform GULFSTREAM's recommended 150 hour post production warranty inspection on the Aircraft at no charge to BUYER. Such inspection shall be performed at GULFSTREAM's facility or an Authorized Warranty Repair Facility. Transportation costs shall be at BUYER's expense.

Section 6.10      Assignment
The warranties set forth in this Article 6 shall run to BUYER, its successors, assigns, and to all persons whom title to the Aircraft may be transferred during the warranty period set forth in this Article 6, provided that the subsequent purchaser agrees in writing to all terms and conditions contained within this Article 6 and performs all obligations of BUYER hereunder.

Section 6.11      Modification
No agreement or understanding varying or extending these warranties will be binding upon GULFSTREAM unless in writing, signed by a duly authorized representative of GULFSTREAM.

ARTICLE 7         CHANGES

Section 7.1 Prior to the Delivery Time, GULFSTREAM shall have the right, without the prior written consent of BUYER, to make changes in the Aircraft or Product Specification and to substitute equivalent equipment, accessories or materials in the Aircraft where such changes or substitutions are deemed necessary by GULFSTREAM to prevent delays in manufacture or delivery or to improve the performance, producibility, stability, control, utility, safety, pilot workload, maintenance, or appearance of the Aircraft provided that such changes or substitutions shall not adversely affect the Delivery Time or the performance of the Aircraft. All costs of any such changes shall be borne by GULFSTREAM.

Section 7.2 GULFSTREAM will make any changes in the Aircraft which are required by applicable law or interpretation thereof by the FAA established after the execution date of this Agreement and before the Delivery time to permit GULFSTREAM to obtain the appropriate Certificate of Airworthiness as referred to in Section 2.1. GULFSTREAM will give notice to BUYER upon obtaining knowledge of such requirement. BUYER shall remit to GULFSTREAM at the Delivery Time one-half of the amount of the reasonable costs incurred by GULFSTREAM to effect the change, or give GULFSTREAM notice prior to the Delivery Time of its intention not to remit its portion of such costs. Upon receiving such notice GULFSTREAM may elect to either bear all costs arising under this Section and complete performance under this Agreement or terminate this Agreement by giving BUYER prompt notice of such termination. If GULFSTREAM terminates this Agreement under this Section, GULFSTREAM shall return to BUYER all payments (without interest) previously made by BUYER which are applicable to the Total Purchase Price of the Aircraft and neither party shall have any further liability to the other resulting from this Agreement.

ARTICLE 8          EXCUSABLE DELAYS

Section 8.1 GULFSTREAM shall not be charged with any liability for failure or delay in the performance of this Agreement when the failure or delay is due to causes beyond the reasonable control of GULFSTREAM or without its fault or negligence. Such causes include but are not limited to: Acts of God; force majeure; any act of government, including FAA certification delays or delays in relevant non-U.S., government aviation certification; delay in transportation; strikes or labor trouble causing cessation, slow-down or interruption of work; or the inability after due and timely diligence of GULFSTREAM to procure materials, accessories, equipment, or parts. The occurrence of such a cause of GULFSTREAM's failure or delay shall extend the Scheduled Delivery Date by the period of time required for GULFSTREAM to correct the cause of the failure or delay by using its best efforts to eliminate such cause or to overcome the effect thereof. However, if the period of time required for correction shall be more than six (6) months, either party may terminate this Agreement by giving written notice to the other party within a fifteen (15) day period immediately following such six (6) month period. In the event of a termination under this
Section 8.1, or if the cause of the failure or delay is such as to render performance impossible, GULFSTREAM shall return to BUYER all payments previously made by BUYER (without interest) which are applicable to the Total Purchase Price of the Aircraft and neither party shall have any further liability to the other, resulting from this Agreement.

ARTICLE 9         TERMINATION

Section 9.1 This Agreement may be terminated by GULFSTREAM prior to the Delivery
Time:

A.       under Section 2.4;

B.       under Section 7.2;

C.       under Section 8.1;

D.       upon the failure of the BUYER to make payments as specified in Addendum
         I.

E. upon breach or default by BUYER of any other Terms or Conditions of this Agreement and the failure of BUYER to cure or remedy such breach or default promptly after receipt of notice thereof from GULFSTREAM, or

F. without prior notice to BUYER, upon the occurrence of any of the following events:

          (1)      the insolvency of BUYER;

          (2) the institution by or against BUYER of any involuntary proceedings not dismissed within sixty (60) days or any voluntary proceeding under any insolvency or bankruptcy law;

(3)      the adjudication of BUYER as a bankrupt or an insolvent;

                  (4) the appointment of a receiver of BUYER's property; or

                  (5) an assignment by BUYER for the benefit of its creditors.

Section 9.2 Upon the termination of this Agreement due to any of the events set forth in Section 9.1A, D, E or F. GULFSTREAM may elect, in GULFSTREAM's sole discretion:

A. To resell the Aircraft to a third party in a commercially reasonable transaction. Upon such a sale, GULFSTREAM will first apply the amount received from the resale to satisfy GULFSTREAM's reasonable expenses, including the expense of the sale of the Aircraft (including sales commissions), storage charges, ordinary maintenance expenses, and other costs which resulted from BUYER's failure to commence flight testing and inspection or to accept the Aircraft. GULFSTREAM shall refund to BUYER the amount received through the resale up to the amount of payments made by BUYER under Addendum I less reasonable expenses incurred in resale as defined above and less the difference between the Total Purchase Price and the resale price, if and only if, the latter price is less than the former price;

B. To retain, as liquidated damages and not as a penalty, the nonrefundable deposit of TWO MILLION U.S. DOLLARS ($2,000,000.00) provided under Section 2 of Addendum 1, and return the remaining balance of any payments received from BUYER to BUYER, and GULFSTREAM shall have the right to resell the Aircraft, free and clear of any and all other obligations to BUYER, or

 C. Such other legal remedies as may be available to GULFSTREAM.

Section 9.3This Agreement may be terminated by BUYER prior to the Delivery Time:

A.       under Section 8.1

B. upon the default or breach by GULFSTREAM of any of the Terms and Conditions hereof and the failure of GULFSTREAM to cure or remedy such default or breach promptly after receipt of notice thereof from BUYER provided, however, that a delay of less than three (3) months beyond the Scheduled Delivery Date shall not be deemed to be a default or breach within the meaning of this paragraph B unless GULFSTREAM fails to use reasonable efforts to remove the causes of the delay and to resume performance of this Agreement with dispatch when such cases are removed; and provided, further, that BUYER at all times shall have the right to refrain from exercising its right to termination under this paragraph B, and, except as provided in Section 9.5, to require specific performance by GULFSTREAM of this Agreement; and

C. immediately, and without prior notice to GULFSTREAM, upon the occurrence of any of the following events:

1.       the insolvency of GULFSTREAM,

2. the institution by or against GULFSTREAM of any involuntary proceedings not dismissed within sixty (60) days or any voluntary proceeings under any insolvency or bankruptcy law,

3.       the adjudication of GULFSTREAM as a bankrupt or an insolvent,

4.       the appointment of a receiver of GULFSTREAM's property, or,

5.       an assignment by GULFSTREAM for the benefit of creditors.

Section 9.4 In the event BUYER elects to terminate  this  Agreement  pursuant to
Section 9.3B and C, GULFSTREAM shall promptly return to BUYER all payments made by BUYER which are applicable to the Total Purchase Price plus interest at the prime rate charged by Chase Manhattan Bank, New York, New York or its successor from the time of receipt of the funds by GULFSTREAM to the time of refund to BUYER and neither party shall have any further liability to the other resulting from this Agreement.

Section 9.5 This Agreement shall terminate upon the destruction or damage beyond economic repair (as GULFSTREAM may determine) of the Aircraft. In the event this Agreement is terminated pursuant to this Section 9.5, GULFSTREAM shall promptly return to BUYER all payments (without interest) therefore made by BUYER which are applicable to the Total Purchase Price and neither party shall thereafter have any further liability to the other resulting from this Agreement.

ARTICLE 10        MISCELLANEOUS

Section 10.1 Any notice given under this Agreement shall be sent by registered or certified mail, air courier delivery service, or telegraph to the recipient party at the address shown on Addendum 1 or by facsimile to a telephone number provided by the recipient party. A notice shall be deemed given when received.

Section 10.2 The Terms and conditions of this Agreement constitute the entire agreement between the parties hereto with respect to the purchase and sale of the Aircraft and shall supersede all communications, representations or agreements, either oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or understanding varying the terms and conditions hereof shall be binding upon either party hereto unless in writing attached hereto and signed by duly authorized representatives of both parties. Notwithstanding all Terms and Conditions of this Agreement, this Agreement shall become effective between the parties upon receipt by GULFSTREAM in the State of Georgia of this Agreement executed by both parties.

Section 10.3 This Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia.

Section 10.4 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, but this Agreement may not be voluntary assigned in whole or in part by BUYER without prior written consent of GULFSTREAM.

Section  10.5 Any  controversy  or claim  between the parties  arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Savannah, Georgia by three (3) arbitrators under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") and administered by the AAA. Each party shall appoint one (1) arbitrator. The two
(2) arbitrators thus appointed shall choose the third arbitrator, who shall act as chairman. If within thirty (30) days after the receipt of a party's notification of the appointment of its arbitrator the other party has not notified the first party of the arbitrator he has appointed, the first party may request the AAA to appoint the second arbitrator. If within thirty (30) days after the appointment of the second arbitrator the two arbitrators have not agreed on the choice of the third arbitrator, either party may request the AAA to appoint the third arbitrator from the panel of the AAA pursuant to Rule 15 of the Commercial Arbitration Rules of the AAA.

GULFSTREAM AEROSPACE CORPORATION
--------------------------------


/s/ SHAWN VICK
--------------------------------
SIGNATURE OF GULFSTREAM'S AUTHORIZED REPRESENTATIVE


RIGGS BANK N.A.
---------------
(BUYER)


/s/ JOHN L. DAVIS
-----------------
SIGNATURE OF BUYER'S AUTHORIZED REPRESENTATIVE

                                   ADDENDUM I
                                    TERMS OF
                     OUTFITTED GULFSTREAM V SALES AGREEMENT
                                Firm Fixed Price

THIS GULFSTREAM V SALES AGREEMENT is made and entered into this ____ day of June 1998,

BETWEEN: RIGGS BANK N.A.
         808 17TH STREET NORTHWEST
         WASHINGTON, DC 20006
         ("BUYER")

AND: GULFSTREAM AEROSPACE CORPORATION, a Georgia corporation, located at Savannah International Airport, Savannah, Georgia, and its mailing address at 500 Gulfstream Road, P. O. Box 2206, Savannah, Georgia 31402 - 2206 ("GULFSTREAM").

Subject to GULFSTREAM's Conditions of Contract, which are incorporated herein and made a part hereof by reference, BUYER hereby agrees to purchase the following described Outfitted Aircraft from GULFSTREAM pursuant to the following terms.

Terms defined in this Addendum I will have the same definition for purposes of the Conditions of Outfitted Gulfstream V Sales Agreement. If there is any inconsistency between the Terms of Outfitted Gulfstream V Sales Agreement and the Conditions of Outfitted Gulfstream V Sales Agreement, these Terms of the Outfitted Gulfstream V Sales Agreement shall control.

Section 1         SUBJECT MATTER OF SALE

                  Aircraft:         One Gulfstream V manufactured  by GULFSTREAM
                  in accordance with the Product Specification, which specification is incorporated herein and made a part hereof as Appendix A.

                  Product Specification: Gulfstream V Product Specification Revision C dated December 19, 1996.

                  Serial Number: GULFSTREAM shall provide the Serial Number of the Aircraft to BUYER ninety (90) days prior to the Scheduled Preliminary Acceptance Date.

                  Completion Specification: Number 804163A to include the addition of SATCOM MCS 6000. The Completion Specification number will be changed by GULFSTREAM, without amendment to this Agreement, to specifically identify BUYER's individual specification. Any modification to the Completion Specification will be treated as a Work Change Request (WCR) with pricing and delivery date adjusted accordingly.

                  Completion Facility: The completion facility may be any GULFSTREAM completion facility designated by GULFSTREAM. GULFSTREAM will provide BUYER with at least ninety (90) days prior written notice of the location of the GULFSTREAM Completion Facility.

                  Scheduled Preliminary Acceptance Date: Fourth Quarter 1998. The Scheduled Preliminary Acceptance Date may be any date designated by GULFSTREAM during the Fourth Quarter 1998.
                  GULFSTREAM shall provide BUYER with at least one hundred twenty (120) days prior written notice of the Scheduled Preliminary Acceptance Date.

                  Scheduled Delivery Date: Third Quarter 1999. The Scheduled Delivery Date may be any date during the Third Quarter
                  1999.  GULFSTREAM  shall provide BUYER with at least ninety
                  (90) days prior written notice of the Scheduled  Delivery
                  Date.

                  The Scheduled Delivery Date identified herein is contingent upon BUYER's documented approval of the following documents by the date identified:

         A. Completion Specification: 804163A (includes Floor Plan). No later than execution of this Agreement and attached as Exhibit
                  A. Any modification to the Completion Specification will be treated as a Work Change Request (WCR) with pricing and delivery date adjusted accordingly.

         B.       Design Package: No later than July 10, 1998.

         C.       Material and Color Board: No later than July 10, 1998.

         D.       External Paint Scheme: No later than July 10,1998.

                  When the Aircraft completes its initial production schedule it is commonly referred to as the "Green Aircraft." Upon conclusion of the work defined in the Completion Specification, the Aircraft is referred to as the "Outfitted Aircraft." When necessary in the Agreement to differentiate between the "Green Aircraft" and the "Outfitted Aircraft,"
                  these terms will be used. Upon definition of the work requirements specified in the Completion Specification, such work may be changed by mutual agreement of BUYER and GULFSTREAM. Such an agreement shall be embodied in a Work Change Request on a form to be provided by GULFSTREAM. In the event of a conflict between the above-listed documents, the more specific shall control the more general one, provided that in all cases this Agreement shall ultimately control unless otherwise expressly provided herein.

Section 2         PURCHASE PRICE AND PAYMENT TERMS

                  Section 2.1       Total  Purchase  Price:   THIRTY-NINE
                  MILLION  TWO  HUNDRED  TWENTY-TWO   THOUSAND  U.S.  DOLLARS
                  ($39,222,000.00).

Section 2.2 The Total Purchase Price shall be paid in United States Dollars by wire transfer to a bank specified by GULFSTREAM.

Section 2.3 The Total Purchase Price shall be paid in accordance with the following schedule:

                  A. a down payment of EIGHTEEN MILLION THREE HUNDRED SIXTY-ONE THOUSAND U.S. DOLLARS ($18,361,000.00), less deposits previously received of TWO MILLION U.S. DOLLARS ($2,000,000.00) of which TWO MILLION U.S.
                           DOLLARS ($2,000,000.00) is nonrefundable, shall be paid on execution of this Agreement.

                  B. a second payment of EIGHTEEN MILLION THREE HUNDRED SIXTY-ONE THOUSAND U.S. DOLLARS ($18,361,000.00), shall be due and payable at the Scheduled Preliminary Acceptance Date. TEN MILLION U.S. DOLLARS ($10,000,000.00) of this payment will be a refundable deposit (the "Refundable Deposit"), will remain fully refundable until BUYER receives proceeds in accordance with Section 8, or until the date BUYER executes the Memorandum of Delivery for the Aircraft, whichever occurs first. At that time, GULFSTREAM will refund all or a portion of the Refundable Deposit to BUYER equal to the value or cash received by GULFSTREAM from BUYER's qualified intermediary or trustee, and GULFSTREAM will retain such proceeds as a progress payment on account of the purchase of the Aircraft. Any balance of the Refundable Deposit remaining will become nonrefundable at that time and shall be considered a progress payment on account of the purchase of the Aircraft. If BUYER fails to complete the transaction as contemplated by
                           Section 8, then the Refundable Deposit will be deemed a payment on account of the Aircraft upon the execution by BUYER of the Memorandum of Delivery for the Aircraft. Any portion of the payment under this section not otherwise denominated as a Refundable Deposit will be deemed a progress payment on account of the Aircraft and become a final payment upon the execution by BUYER of the Memorandum of Delivery for the Aircraft.

C.       at the Delivery Time the following shall be due and payable:

                           (1) a final payment of TWO MILLION FIVE HUNDRED
                               THOUSAND U.S. DOLLARS ($2,500,000.00),

                           (2) the balance of any Work Change Requests.

Section 3         COMPUTERIZED MAINTENANCE PROGRAM ("CMP")

Section 3.1 GULFSTREAM shall provide BUYER, at no additional charge, participation in the Gulfstream V Computerized Maintenance Program commencing at the Delivery Time and terminating twenty-four (24) months after the Operational Delivery. Thereafter, BUYER may elect to continue such participation by the payment of GULFSTREAM's customary charges in effect from time to time.

Section 4         TRAINING

Section 4.1 GULFSTREAM shall provide at Savannah, Georgia, to trainees as designated by BUYER, at no additional charge to BUYER, the following training for the Aircraft:

A. an initial ground school course in the operation and maintenance of the Aircraft for up to three (3) pilots, including simulator training, provided by a qualified training organization designated by GULFSTREAM; and

B. an initial ground school course in the operation and maintenance of the Aircraft for up to three (3) mechanics, including three (3) hours simulator training for each mechanic, provided by a qualified training organization designated by GULFSTREAM.

Section 4.2 After the Delivery Time, GULFSTREAM shall provide through a qualified training organization designated by GULFSTREAM initial instruction to proficiency in BUYER's aircraft for three (3) pilots designated by BUYER; such instruction shall be conducted in Savannah, Georgia. Such instruction shall be without charge to BUYER except that BUYER shall reimburse GULFSTREAM for cost of any fuel, oil or maintenance furnished for the Aircraft during the training period.

Section 4.3 GULFSTREAM's obligation to provide the training described in Sections 4.1 and 4.2 above shall expire twelve (12) months after the Operational Delivery. No credit or other financial adjustment shall be made for any unused training as specified in this Section 4.


Section 5         IN SERVICE PILOT ASSISTANCE

Section 5.1 GULFSTREAM shall provide the pilots to assist with respect to Outfitting check flights of the Aircraft free of any further charge for all aircraft outfitted at GULFSTREAM's facilities in Savannah, Georgia, Long Beach, California, or Brunswick, Georgia.

Section 5.2 Immediately following the Delivery Time, GULFSTREAM, shall provide five (5) days, excluding pilot positioning travel days, of pilot services for initial in-service assistance. The reasonable expenses of GULFSTREAM's provided pilots for travel, meals, lodging, and related expenses shall be reimbursed to GULFSTREAM by BUYER.

Section 6         MEDAIRE, INC.

                  GULFSTREAM shall provide to BUYER, starting upon delivery of the Outfitted Aircraft, the following services package from MedAire, Inc., to the extent then currently available.

                  A. 24 Hour Worldwide MedLink Medical Hotline - five (5) year subscription. Provides flight crew with direct and immediate communication access to emergency physicians in the event of a medical emergency involving flight crew or passengers while they are in flight or on the ground at an international destination. Also manages coordination of ground based medical care, if needed.
                  B.       Medical and Immunization  History  Retention - five
                           (5) year subscription. Histories can be maintained for flight crew and select passengers.

                  C.       Worldwide  Travel Medicine  Advisory  Services - five
                           (5) year subscription. Medical related advisories and immunization recommendations for any international destinations.
                  D. Management of In-Flight Illness and Injury training - up to five (5) crew members. Basic life support training for the aircraft environment with instruction by aero-medical professionals. Available for up to eight (8) crew members when training is held at the customer's site. BUYER shall be responsible for payment directly to MedAire for all of MedAire's travel expenses for onsite training.
                  E.       MedAire  Emergency  First Aid Kit - one (1).
                           Designed for aviation and exceeds FAA requirements.
                  F. MedTrack - five (5) years. Automatically tracks and replaces Emergency First Aid Kit supplies prior to any expiration dates, plus replenishes used items with new supplies, after notification of use.

Section 7         INSURANCE

                  GULFSTREAM shall continue to insure the Aircraft hull while the Aircraft is in GULFSTREAM's Completion Center through the Delivery Time of the Aircraft.

Section 8         LIKE-KIND EXCHANGE

                  BUYER hereunder desires to exchange other property of like-kind and qualifying use within the meaning of Section 1031 of the Internal Revenue code of 1986, as amended, and the Treasury Regulations promulgated thereunder, for all of GULFSTREAM's right, title, and interest in the Aircraft. BUYER expressly reserves the right to assign its rights, but not its obligations, hereunder to a Qualified Intermediary as provided in IRC Reg. 1.1031(k)-1(g)(4) on or before the Closing Date. GULFSTREAM agrees to cooperate with BUYER if requested by BUYER to structure the transaction in such manner, including, without limitation, the execution of any documents, including an amendment to this Sales Agreement, provided GULFSTREAM incurs no additional cost or expense and is held harmless against any liability arising because of the intended like-kind exchange, or any challenge to or failure of this transaction to qualify for such treatment. The conclusion of such like-kind exchange shall not be a condition precedent to the conclusion of this Sales Agreement, the acceptance of the Aircraft, or payment for the Aircraft.

Section 9         CONFIDENTIALITY

                  The terms set out in this Agreement are strictly confidential between GULFSTREAM and BUYER and shall not without the prior written consent of the other party be disclosed by either party, in whole or in part, to any third party except to such party's accountants, lawyers, bankers, investors, and shareholders insofar as may be necessary for either Party to carry out its obligations or enforce its rights pursuant to this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives on the date first above written.

GULFSTREAM AEROSPACE CORPORATION          RIGGS BANK N.A.
                                          (BUYER)

BY:   /s/ SHAWN VICK                         BY: /S/   JOHN L. DAVIS
--------------------                      --------------------------

TITLE: SENIOR VICE PRESIDENT, SALES       TITLE: CHIEF FINANCIAL OFFICER
-----------------------------------       ------------------------------

                                  Gulfstream(R)
                                    AMENDMENT

The following will constitute an amendment (the "Amendment") to that certain Outfitted Gulfstream V Sales Agreement dated June 23, 1998, by and between GULFSTREAM AEROSPACE CORPORATION ("GULFSTREAM") and RIGGS BANK N.A. ("BUYER") (the "Agreement") for the sale of one Gulfstream V aircraft (the "Aircraft").

       WHEREAS, BUYER has approved the Completion Package in accordance with the timeframe identified in the Agreement; and

       WHEREAS, this Agreement is hereby amended by both GULFSTREAM and BUYER to reflect revisions to Addendum I Terms of the Agreement as follows:

Section 1 - SUBJECT MATTER OF SALE

1. Delete the reference to Serial Number, in its entirety and replace with the following:

         The Serial Number of the Aircraft shall be 556.

2. Delete the reference to Completion Specification, in its entirety and replace with the following:

                  Completion Specification: Number 804163B specifically identifies BUYER's individual specification and reflects the approved Completion Package. Any future modifications to the Completion Package will be treated as a Work Change Request
                  (WCR) per the terms of the Agreement.

3. Delete the reference to Completion Facility, in its entirety and replace with the following:

                  The  Completion   Facility   shall  be  Gulfstream   Aerospace
                  Corporation, Long Beach, California. The Delivery of this Aircraft will be at a mutually agreed upon location.

Section 2 - PURCHASE PRICE AND PAYMENT TERMS:

This Section shall be revised to reflect a pricing adjustment in the amount of FORTY EIGHT THOUSAND TWO HUNDRED THIRTEEN U.S. DOLLARS ($48,213.00) based upon the approved Completion Package.

1.       Delete Section 2.1 in its entirety and replace with the following:

         Section 2.1 Total Purchase Price: THIRTY NINE MILLION TWO HUNDREDSEVENTY THOUSAND TWO HUNDRED THIRTEEN U.S. DOLLARS ($39,270,213.00).

2. Delete Section 2.3C in its entirety and replace with the following:

         C.       at the Delivery Time, the following shall be due and payable:

(1) a payment of TWO MILLION FIVE HUNDRED FORTY EIGHT THOUSAND TWO HUNDRED THIRTEEN U.S. DOLLARS ($2,548,213.00).

                           (2)      the balance of any Work Change Requests.

         All other Terms and Conditions of the Agreement shall remain the same.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.


GULFSTREAM AEROSPACE CORPORATION           RIGGS BANK N.A.
--------------------------------           ---------------
(GULFSTREAM)                               (BUYER)


BY:  /s/ ROBB K. SALLEE                    BY:  /s/  JOHN L. DAVIS
-----------------------                    -----------------------


ITS: Vice President, Contract Management   ITS: EVP and CFO
----------------------------------------   ----------------


DATE: 9/10/99                              DATE: 9/9/99
-------------                              ------------